CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-196989, 333-182730, 333-175406, 333-161993, 333-134730, 333-76817, and 333-41863) of Mechanical Technology, Incorporated of our report dated March 30, 2016 relating to the financial statements which appear in this Form 10-K.

/s/ UHY LLP

Albany, New York

March 30, 2016

A member of UHY International, a network of independent accounting and consulting firms